Exhibit 31.1

CERTIFICATION

I, Subramanian Sundaresh, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Adaptec, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ SUBRAMANIAN SUNDARESH
Subramanian Sundaresh
Date: October 7, 2009	Chief Executive Officer